Exhibit 4.147

Contract Register No.:

Technology Development Contract

Project Name:     Gametea New Game Foundation Framework Technology Development Contract

Principal:
(Party A)            Wenzhou Chuangjia Technology Co., Ltd.

Developer:
 (Party B)           Shengqu Information Technology (Shanghai) Co., Ltd.

Signature Place:      District (County)   Province Shanghai (City)

Signature Date: January 1, 2007

Validate from January 1, 2007 to September 30, 2007

Science and Technology Commission of Shanghai Municipality

Shanghai Administration of Industry and Commerce

Development (I)
This Contract on Technology Development of Gametea New Game Foundation Framework Project (entrusted/cooperated development) (this Project is subordinate to      Plan ※) is made by and between the parties hereto subject to the Contract Law of the People’s Republic of China.
※Technology Contents, Forms and Requirements over the Subject Matter hereof:

Basic Requirements:

i. Expected Effects from Gametea New Game Foundation Framework Technology: To unify and simplify the game development process and interface so as to speed the development; To improve the stability and manageability of this game; to apply xml configuration to the game Server, which is convenient and intuitive.

ii. Expected Effects during Playing Games: During playing the game, the game can run more smoothly, reducing the problems of disconnection and no-entry to the room caused by system errors.

iii. Expected Effects in the Lobby: In the lobby, users feel that the game interface becomes more clear and comfortable, the interface function keys setting is more reasonable and more convenient for operation.

iv. Theory of Gametea New Game Foundation Framework Technology: Through the standard game development interface, the functions of timer, united receiving and distributing messages are realized, and at the same time, in order to simplify the game development, Single Thread Mode is applied to manage messages in queue, and finally the interface between monitoring and managing will be provided.

v. Interpretations of Key Words in Gametea New Game Foundation Framework Technology: Standard Development Interface—the core part of this technology, and with this standard interface; Single Thread Mode—To apply single thread to complete all tasks.

Whole Framework Divided into the Following Parts:
Standard Game Development Interface;
Timing Function;
United Receiving and Distributing Messages Module;
Application of Single Thread Mode;
Provision of Monitoring and Managing Interface;
Main Specifications and Parameters:
Standard Game Development Interface, which can be immediately applied to the new games development so as to speed games development;
Timing Function can complete the timed the operation of setting;
United Receiving and Distributing Messages Module is responsible for receiving and distributing all messages;
Single Thread Mode is applied to manage the messages in queue so as to simplify games development;
Monitoring and Managing Interface is provided to conveniently control the newly published online game.

Development (II)

☐ Research and Development Plan

See Appendix A

IV. R&D Expense, Remuneration and Payment or Settlement thereof

i. R&D expense refers to the cost needed for completing the R&D, and remuneration refers to royalties of this project development and allowance for the R&D staff.

R&D Expense and Remuneration (Say): eight hundred thousand yuan (among which, R&D Expense   yuan, Remuneration   yuan.)

 ii. Payment Method for Expenses and Remunerations ( The following first one is applied):

V. Property ownerships of equipments, facilities and documents purchased at R&D expenses:

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Development (III)
VI. Performing Deadline, Place and Methods:

This Contract shall be performed, (insert place) in Shanghai, from January 1, 2007 to September 30, 2007.

Performing Methods:

Party B shall deliver dynamic encryption algorithm source code disk and related technology documents to Party A.

VII. ☐ Confidentiality of Technology Information and Documents
Party A and Party B shall take all necessary measures to prevent business secrets from being leaked, applied, or disclosed to any unauthorized person.

VIII. Contents of Technology Cooperation and Instruction
Party B is responsible for the development and maintenance of updated version of the Game.
Party B is responsible for solving and handling the BUG of the Game.

IX. Assumption of Risk Responsibility
During the performance of this Contract, the risk responsibility of part or all losses for the R&D resulted from the technology difficulties under the current level and condition shall be assumed by ii. (i. Party A, ii. Party B, iii. Both Parties, iv. Separate negotiations between the parties hereto). It is hereby agreed that Party A shall assume [  ] %, and Party B shall assume [  ] % of the risk responsibility.

Development (IV)

X. Ownership and Sharing of the Development
The right of patent application is owned by Party A, and the right to use and assign the technology secrets is owned by Party A.

XI. Inspection Standard and Method:
The achieved development which meets the specifications of Article (II) of this Contract shall examined and accepted by Party A in accordance with Appendix II and the inspection certificate shall be issued by Party A.

XII. Calculation Methods for Liquidated Damages or Loss Compensation Amount
The breaching party shall assume the breach liabilities in accordance with the terms and conditions of the Contract Law of the People’s Republic of China.
i.	In case of breaching Article III of this Contract, Party B shall assume the following breach liabilities:

For each delayed day, Party A is entitled to deduct 1% of total amount of this Contract as liquidated damages. For delay of more than thirty (30) days, resulting in Party A’s regular application, Party A is entitled to unilaterally terminate this Contract, and Party B shall refund the paid amount to Party A no later than seven (7) days after the termination hereof.

ii.	In case of breaching Article IV of this Contract, Party A shall assume the following breach liabilities:
For each delayed day, Party A shall pay 1% of the delayed amount as liquidated damages to Party B.
iii.	Miscellaneous:
In case Party B breaches Article XII of this Contract and cannot meet the inspection standards, Party A is entitled to revoke this Contract.
In case Party B sub-contracts this Project wholly or partially to the third party without prior written approval from Party A, Party A is entitled to revoke this Contract immediately. Party B shall refund the paid amount to Party A no later than seven (7) days after Party A sends the said written notice, and shall pay 30% of the total amount of this Contract as liquidated damages to Party A.

Development (V)
XIII.  ☐  Dispute Resolution:
Any dispute arising out of the performance of this Contract may be settled through compromise or mediation by and between the parties hereto. In case the parties hereto are not willing to make compromise, mediation or fail to compromise and/or mediate, the following first resolution shall be applied.
i.	The parties hereto agree to submit such dispute to Shanghai Arbitration Commission.
ii.	Institute such dispute to the People’s Court, subject to the jurisdiction of [ ] People’s Court.
i)	the defendant’s residence
ii)	the performance place of this Contract
iii)	the signature place of this Contract
iv)	the plaintiff’s residence
v)	the place where the Subject Matter is

XIV. Interpretation of Terms:

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XV.  ☐  Miscellaneous (Anything not mentioned above, such as rights and obligations of the agency, and its services charges, payment methods, deposits, property mortgages and guaranties, et.):

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The terms and conditions in this Contract marked with ☐ shall be completed in according to the Completion Instruction.

Development (VI)

Title (or Name)	Wenzhou Chuangjia Technology Co., Ltd. (Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	Zhang Xiangdong (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	Zhuang Junjie (Signature and Seal)
Residence (Correspondence Address)	Rm. 1101-1102, Digital City, Xincheng Avenue, Wenzhou City	Postal Code
Tel:
Account Bank
Bank Account No.
Title (Name)	Shengqu Information Technology (Shanghai) Co., Ltd. (Seal)			Technology Contract Seal b Or Common Seal MM/DD/YY
Legal Representative	Chen Tianqiao (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)	No. 1 Building No.639 Bibo Road, Shanghai	Postal Code	201203
Tel:	021-50504740
Account Bank
Bank Account No.
Entity Name	(Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	(Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)		Postal Code
Tel:
Account Bank
Bank Account No.

Completion Instruction (Applicable to be affixed with Stamp Duty)

I. Completion Method for “Contract Registration Number”
Contract Registration Number shall be completed by each contract registry office.

II. Technology Development Contract refers the contract concerning new technology, new products, new technique, new material and the related system research and development which is made by and between the parties hereto, including entrusted development contract and cooperation development contract.

III. The planed project shall be completed as the plan of the State, the province (autonomous region, municipality directly under the Central Government), city specifically designated in the state plan, city, and county. If none of the above, mark (／) in the related column.

IV. Technology Contents and Forms:
Technology contents and forms include the required technological and economical specifications, the purpose of development, the applicable scopes and benefits, submission method and amount of the achieved development.
The development can be submitted in the following methods:
i. Technology documents of products design, workmanship specifications, materials recipe and other drawings, dissertations and reports;
ii. disks, tapes, and computer software;
iii. new breeds of animals or plants, and microorganism fungus;
iv. sampling products, sampling machines
v. complete technology equipment;

V. R&D Plan：
R&D Plan includes phased schedules, technological matters to be solved in different phases, deadlines of achieved goal when Parties are implementing development project.

VI. Confidentiality of technology information and documents includes the contents and deadlines of confidential obligations over information and documents by Parties and the liability of disclosing information and documents.
The parties hereto can agree that this Article shall survive whether this Contract is changed, ends or terminates.

VII. Dispute Resolution
Any party shall be deemed to waive its rights to institute concerned disputes to the People’s Court provided always that either arbitration or judgment is stipulated in Arbitration Law of the People's Republic of China and such party selects arbitration; on the other hand, any party shall be deemed to waive its rights to submit concerned disputes for arbitration provided always that such party selects a lawsuit; therefore, the parties hereto shall agree on the dispute resolution.

VIII. Miscellaneous
In case this Contract is signed through the agency, the agency contract shall be attached to this Contract. The photocopies of the procedures of paid deposits, property mortgages and guaranties shall be attached to this Contract provided that the parties hereto agree on such deposits, property mortgages and guaranties.

IX. The entrusted agency shall show the power of attorney when signing this Contract.

X. In this Contract, the sign of (／) shall be filled in the blank where the terms and conditions are not to be filled which are agreed by Parties.

XI. The original copy of this Contract is in quintuplicate.

For Registry Office: Technology Contract Registry Office (Seal) Handled by: (Seal) MM/DD/YY

Appendix A: Plan of Gametea New Game Foundation Framework Technology R&D

Startup Date: January 1, 2007
Work Node 1: To Accomplish the following tasks before March 25; (Phase I)
Programs:
To accomplish program framework development of client software and server software
To accomplish standard games development interface
To accomplish timing function development

Achieved Functions:
Game Account Registration Function
Account Logging Function
Server Selection Function
To accomplish client software development of standard games development interface
To accomplish server software of standard games development interface
To accomplish client software development of timing function
To accomplish server software development of timing function
To reach updating Function

Demonstration:
In the simulation environment, this foundation framework can be checked to be applicable for different types of games and various conditions can be timed normally during playing the game.

Work Node 2: To Accomplish the following tasks before June 30: (Phase II):

Programs:
To improve client software
To improve server software
To develop the client software of United Receiving and Distributing Messages Module
To develop the server software of United Receiving and Distributing Messages Module
To develop the client software of Single Thread Mode
To develop the server software of Single Thread Mode

Achieved Functions:

Audio System: Sound can be made simultaneously according to the image (expression) and duding for actions selected by players.

Chatting System includes public chatting, private chatting and regional chatting.

Queuing System of Single Thread Mode: All requests submitted by players can be processed orderly and effectively.

Demonstration:
Messages can be received and distributed freely, and all requests submitted by users can be operated in queue in the backend. Messages can be processed orderly.

Work Node 3: To Accomplish the following tasks before September 30: (Phase III):

Programs:
To improve client software
To improve server software
To support more functions
To provide the monitoring and managing interface, convenient for controlling the newly published online games
Server Stress Testing

Achieved Functions:
To provide the monitoring and managing interface, convenient for controlling the newly published online games
During the Server stress testing, to inspect whether different types of games in the game lobby can run normally, the system is halted or the room can be entered or not.

Demonstration:
Under the new framework, players can normally play cards and/or play chess in this game; Problems are not likely to appear when games version updating or the lobby updating; and certainly it is convenient for the games on other platforms to be transplanted into the platform of Gametea.

The internal tests will be conducted from September 30, 2007.

Appendix B: Inspection Standard and Method of Gametea New Game Foundation Framework Technology:

Inspection Standards:
Standard Game Development Interface, which can be immediately applied to the new games development so as to speed games development;
Timing Function can complete the timed the operation of setting;
United Receiving and Distributing Messages Module is responsible for receiving and distributing all messages;
Single Thread Mode is applied to manage the messages in queue so as to simplify games development;
Monitoring and Managing Interface is provided to conveniently control the newly published online game.

Inspection Methods:
The checking and accepting staff from Party A shall test all functions, and the said staff shall submit the report of function errors and defects, which shall be corrected in Gametea New Game Foundation Framework Technology by the developer from Party B till the said staff confirm the pre-operating result with the confirmation letter.
Inspection Contents including:
All data forms shall re-imported into the database in turn, based which the test will be conducted to check Gametea New Game Foundation Framework Technology operating normally, so as to ensure that the data forms will be set up completely exactly.
To plan the sequential re-testing function tables based on Gametea New Game Foundation Framework Technology so as to ensure that all functions have been implemented correctly according to the Plan.

To ensure that the serious defects found previously have been renovated;
To inspect the operation of client software and server software by applying test software; no EMS memory or other serious defects are discovered upon test for two (2) running days;
All documents are represented exactly.